DISTRIBUTION AGREEMENT


THIS AGREEMENT, dated as of January 1, 1964, and amended and restated effective as of the 3rd day of February, 2002, between Security Equity Fund, a Kansas corporation (hereinafter referred to as the "Fund"), and Security Distributors, Inc., a Kansas corporation (hereinafter referred to as the "Distributor").

                                   WITNESSETH:

WHEREAS, the Fund is engaged in business as an open-end, management investment company registered under the federal Investment Company Act of 1940 (the "1940 Act"); and

WHEREAS, the Distributor is willing to act as principal underwriter for the Fund to offer for sale, sell and deliver after sale, the Class A Shares of the Fund's $0.25 par value common stock (hereinafter referred to as the "Shares") on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

         1. Employment of Distributor. The Fund hereby employs the Distributor to act as principal underwriter for the Fund with respect to its Class A Shares and hereby agrees that during the term of this Agreement, and any renewal or extension hereof, or until any prior termination hereof, the Distributor shall have the exclusive right to offer for sale and to distribute any and all of the Fund's Class A Shares issued or to be issued by the Fund. The Distributor hereby accepts such employment and agrees to act as the distributor of the Class A Shares issued or to be issued by the Fund during the period this Agreement is in effect and agrees during such period to offer for sale such Shares as long as such Shares remain available for sale, unless the Distributor is unable legally to make such offer for sale as the result of any law or governmental regulation.

         2. Offering Price and Commissions. Prior to the issuance of any Shares by the Fund pursuant to any subscription tendered by or through the Distributor and confirmed for sale to or through the Distributor, the Distributor shall pay or cause to be paid to the custodian of the Fund in cash, an amount equal to the net asset value of such Shares at the time of acceptance of each such subscription and confirmation by the Fund of the sale of such Shares. All Shares shall be sold to the public only at their public offering price at the time of such sale, and the Fund shall receive not less than the full net asset value thereof.

         3. Allocation of Expenses and Charges. During the period this Agreement is in effect, the Fund shall pay all costs and expenses in connection with the registration of Shares under the Securities Act of 1933 (the "1933 Act"), including all expenses in connection with the preparation and printing of any registration statements and prospectuses necessary for registration thereunder but excluding any additional costs and expenses incurred in furnishing the Distributor with prospectuses.

The Fund shall also pay all costs, expenses and fees incurred in connection with the qualification of the Shares under the applicable Blue Sky laws of the states in which the Shares are offered.

During the period this Agreement is in effect, the Distributor will pay or reimburse the Fund for:

         (a) All costs and expenses of printing and mailing prospectuses (other than to existing shareholders) and confirmations, and all costs and expenses of preparing, printing and mailing advertising material, sales literature, circulars, applications, and other materials used or to be used in connection with the offering for sale and the sale of Shares; and

         (b) All clerical and administrative costs in processing the applications for and in connection with the sale of Shares.

The Distributor agrees to submit to the Fund for its prior approval all advertising material, sales literature, circulars and any other material which the Distributor proposes to use in connection with the offering for sale of Shares.

         4. Redemption of Shares. The Distributor, as agent of and for the account of the Fund, may redeem Shares of the Fund offered for resale to it at the net asset value of such Shares (determined as provided in the Articles of Incorporation or Bylaws) and not in excess of such maximum amounts as may be fixed from time to time by an officer of the Fund. Whenever the officers of the Fund deem it advisable for the protection of the shareholders of the Fund, they may suspend or cancel such authority.

         5. Sales Commissions. The Distributor shall be entitled to charge a commission on each sale of Shares in the amount set forth in the prospectus of the Fund, such commission to be an amount equal to the difference between the net asset value and the offering price of the shares, as such offering price may from time to time be determined by the board of directors of the Fund. All shares of the Fund shall be sold to the public only at their public offering price at the time of such sale, and the Fund shall receive not less than the full net asset value thereof.

         6. Class A Distribution Plan. Pursuant to a Class A Distribution Plan adopted by the Fund with respect to certain Series of the Fund (the "Series"), which Series are set forth on Schedule A to this Agreement, the Fund agrees to make monthly payments to the Distributor in an amount computed at an annual rate of .25 of 1% of each Series' average daily net assets, to finance activities undertaken by the Distributor for the purpose of distributing the Series' shares to investors and/or providing shareholder services to the Series' shareholders. All payments to the Distributor pursuant to this paragraph are subject to the following conditions being met by the Distributor. The Distributor shall furnish the Fund with quarterly reports of its expenditures and such other information relating to expenditures or to the other distribution-related activities undertaken or proposed to be undertaken by the Distributor during such fiscal year under its Distribution Agreement with the Fund as the Fund may reasonably request.

         7. Shareholder Service Fees. The Shareholder Service Fees paid by the Distributor to securities dealers and other entities that have executed an Agreement with the Distributor shall permit such payments only in accordance with the provisions of this paragraph and shall have the approval of the majority of the Board of Directors of the Fund including a majority of the directors who are not interested persons of the Fund as required by the Rule. The Distributor may pay to the other party to an Agreement a fee (a "Shareholder Service Fee") for Shareholder Services provided by such other party. Such quarterly fee shall be payable in arrears in an amount equal to such percentage of the aggregate net asset value of the Series' Shares held by such other party's customers or clients at the close of business each day as determined from time to time by the Distributor. The Shareholder Services contemplated hereby shall include fees for account maintenance and personal service to shareholders, including, but not limited to, answering routine customer inquiries regarding the Fund, assisting customers in changing dividend options, account designations and addresses, and in enrolling into any of several special investment plans offered in connection with the purchase of the Series' Class A shares, assisting in the establishment and maintenance of customer accounts and records and in the processing of purchase and redemption transactions, investing dividends and capital gains distributions automatically in shares, providing sub-administration and/or sub-transfer agency services for the benefit of the Fund and providing such other services as the Fund or the customer may reasonably request.

         8. Distributor May Act as Broker and Receive Commissions. Notwithstanding any other provisions of this Agreement, it is understood and agreed that the Distributor may act as a broker, on behalf of the Fund, in the purchase and sale of securities not effected on a securities exchange, provided that any such transactions and any commission paid in connection therewith shall comply in every respect with the requirements of the 1940 Act and in particular with Section 17(e) of that Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         9. Brokerage Plan. The Fund may direct the Distributor to take appropriate actions to effect the purposes of the Fund's Brokerage Plan, as it may be amended from time to time, and the Distributor, when so directed by the Fund, shall take such actions, which may include, but are not necessarily limited to, directing, on behalf of the Fund or a Series thereof, and subject to the standards described in the Brokerage Plan, Security Management Company, LLC or a Sub-Advisor to allocate transactions for the purchase or sale of portfolio securities in a manner intended to increase the distribution of the Fund's shares.

      In accordance with the terms of the Brokerage Plan, the Fund, on behalf of a Series, shall make available to the Distributor, amounts derived from brokerage commissions paid by the Series in connection with its portfolio transactions. Such amounts shall be expended by SDI to finance the distribution-related activities described in the Plan. The Fund, on behalf of a Series, shall also make available to the Distributor, the brokerage credits, benefits or other services received from broker-dealers executing portfolio transactions on behalf of a Series. Such credits, benefits or other services shall be used by the Distributor to finance the distribution-related activities described in the Plan. The Distributor shall prepare reports for the Board of Directors of the Fund on a quarterly basis showing such information as shall be reasonably requested by the Board from time to time.

         10. Agreements Subject to Applicable Law and Regulations. The parties hereto agree that all provisions of this Agreement will be performed in strict accordance with the requirements of: the 1940 Act, the 1933 Act, the Securities Exchange Act of 1934, the rules and regulations of the Securities and Exchange Commission under said statutes, all applicable state Blue Sky laws and the rules and regulations thereunder, the rules of the National Association of Securities Dealers, Inc., and, in strict accordance with, the provisions of the Articles of Incorporation and Bylaws of the Fund.

         11. Duration and Termination of Agreement. This Agreement shall become effective at the date and time that the Fund's prospectus, reflecting the underwriting arrangements provided by this Agreement, shall become effective under the 1933 Act, and shall, unless terminated as provided herein, continue in force for two years from that date, and from year to year thereafter, provided that such continuance for each successive year is specifically approved in advance at least annually by either the Board of Directors or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund and, in either event, by the vote of a majority of the directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting upon such approval. As used in the preceding sentence, the words "interested persons" shall have the meaning set forth in Section 2(a)(19) of the 1940 Act. Written notice of any such approval by the Board of Directors or by the holders of a majority of the outstanding voting securities of the Fund and by the directors who are not such interested persons shall be given promptly to the Distributor.

This Agreement may be terminated at any time without the payment of any penalty by the Fund by giving the Distributor at least sixty (60) days' previous written notice of such intention to terminate. This Agreement may be terminated by the Distributor at any time by giving the Fund at least sixty (60) days' previous written notice of such intention to terminate.

This Agreement shall terminate automatically in the event of its assignment. As used in the preceding sentence, the word "assignment" shall have the meaning set forth in Section 2(a)(4) of the 1940 Act.

         12. Construction of Agreement. No provision of this Agreement is intended to or shall be construed as protecting the Distributor against any liability to the Fund or to the Fund's security holders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement.

Terms or words used in the Agreement, which also occur in the Articles of Incorporation or Bylaws of the Fund, shall have the same meaning herein as given to such terms or words in the Articles of Incorporation or Bylaws of the Fund.

         13. Distributor an Independent Contractor. The Distributor shall be deemed to be an independent contractor and, except as expressly provided or authorized by the Fund, shall have no authority to act for or represent the Fund.

         14. Notice. Any notice required or permitted to be given hereunder to either of the parties hereto shall be deemed to have been given if mailed by certified mail in a postage-prepaid envelope addressed to the respective party as follows, unless any such party has notified the other party hereto that notices thereafter intended for such party shall be mailed to some other address, in which event notices thereafter shall be addressed to such party at the address designated in such request:

                        Security Equity Fund
                        Security Benefit Group Building
                        700 SW Harrison Street
                        Topeka, Kansas 66636-0001

                        Security Distributors, Inc.
                        Security Benefit Group Building
                        700 SW Harrison Street
                        Topeka, Kansas 66636-0001

         15. Amendment of Agreement. No amendment to this Agreement shall be effective until approved by (a) a majority of the Board of Directors of the Fund and a majority of the directors of the Fund who are not parties to this Agreement or affiliated persons of any such party, or (B) a vote of the holders of a majority of the outstanding voting securities of the Fund.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective corporate officers thereto duly authorized on the day, month and year first above written.

                                          SECURITY EQUITY FUND

                                          By:       JAMES R. SCHMANK
                                                    ----------------------------
                                          James R. Schmank, President
ATTEST:

AMY J. LEE
--------------------------------------
Amy J. Lee, Secretary
                                          SECURITY DISTRIBUTORS, INC.

                                          By:       GREG GARVIN
                                                    ----------------------------
                                          Greg Garvin, President
ATTEST:

AMY J. LEE
--------------------------------------
Amy J. Lee, Secretary

                                   SCHEDULE A
                     SERIES WITH A CLASS A DISTRIBUTION PLAN


                                     Equity
                                     Global
                                  Mid Cap Value
                                Social Awareness
                                Small Cap Growth
                                 Enhanced Index
                                   Technology
                                  International
                                    Select 25
                                Large Cap Growth

                       AMENDMENT TO DISTRIBUTION AGREEMENT

WHEREAS, Security Equity Fund (the "Fund") and Security Distributors, Inc. (the "Distributor") are parties to a Distribution Agreement amended and restated effective as of February 3, 2002 (the "Distribution Agreement"), under which the Distributor has agreed to act as principal underwriter in connection with sales of the shares of the Fund's Class A common stock;

WHEREAS, on May 3, 2002 the Board of Directors of the Fund approved the reorganization and liquidation of the Total Return Series so that it was acquired by the Equity Series effective August 28, 2002; and

WHEREAS, on November 8, 2002, the Board of Directors of the Fund authorized the Fund to offer its common stock in a new series designated as the Alpha Opportunity Series effective February 1, 2003; and

WHEREAS, on November 8, 2002, the Board of Directors of the Fund further authorized the Fund to offer shares of the Alpha Opportunity Series in three classes, designated Class A shares, Class B shares, and Class C shares effective February 1, 2003; and

WHEREAS, on November 8, 2002, the Board of Directors of the Fund approved an amendment to the Class A Distribution Agreement between the Fund and the Distributor to include the sale of Class A shares of the Alpha Opportunity Series.

NOW, THEREFORE IT IS BY THE PARTIES HERETO AGREED that the Distribution Agreement is hereby amended to delete the Class A shares of the Total Return Series of the Fund and to include the Class A shares of the Alpha Opportunity Series of the Fund effective February 1, 2003.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Distribution Agreement this 8th day of November, 2002.

                                          SECURITY EQUITY FUND

                                          By:       JAMES R. SCHMANK
                                                    ----------------------------
                                                    James R. Schmank, President
ATTEST:

By:       AMY J. LEE
          ----------------------------
          Amy J. Lee, Secretary
                                          SECURITY DISTRIBUTORS, INC.

                                          By:       GREGORY J. GARVIN
                                                    ----------------------------
                                                    Gregory J. Garvin, President
ATTEST:

By:       AMY J. LEE
          ----------------------------
          Amy J. Lee, Secretary

                       AMENDMENT TO DISTRIBUTION AGREEMENT

WHEREAS, Security Equity Fund (the "Fund") and Security Distributors, Inc. (the "Distributor") are parties to a Distribution Agreement amended and restated effective as of February 3, 2002, as previously amended (the "Distribution Agreement"), under which the Distributor has agreed to act as principal underwriter in connection with sales of the shares of the Fund's Class A common stock;

WHEREAS, on February 8, 2008, the Board of Directors authorized the Fund to offer its common stock in a new series designated as the Small Cap Value Series and approved an amendment to the Class A Distribution Agreement between the Fund and the Distributor to include the sale of Class A shares of the Small Cap Value Series; and

NOW, THEREFORE IT IS BY THE PARTIES HERETO AGREED that the Distribution Agreement is hereby amended to include the Class A shares of the Small Cap Value Series effective February 8, 2008.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Distribution Agreement this 4th day of March, 2008.

                                          SECURITY EQUITY FUND

                                          By:       THOMAS A. SWANK
                                                    ----------------------------
                                                    Thomas A. Swank
ATTEST:

By:       AMY J. LEE
          ----------------------------
          Amy J. Lee
                                          SECURITY DISTRIBUTORS, INC.

                                          By:       MARK J. CARR
                                                    ----------------------------
                                                    Mark J. Carr
ATTEST:

By:       AMY J. LEE
          ----------------------------
          Amy J. Lee

                                   SCHEDULE A
                     SERIES WITH A CLASS A DISTRIBUTION PLAN


                                     Equity
                                     Global
                                  Mid Cap Value
                                Small Cap Growth
                                    Select 25
                                Alpha Opportunity
                                 Small Cap Value

                       AMENDMENT TO DISTRIBUTION AGREEMENT

WHEREAS, Security Equity Fund (the "Fund") and Security Distributors, Inc. (the "Distributor") are parties to a Distribution Agreement amended and restated effective as of February 3, 2002, as previously amended (the "Distribution Agreement"), under which the Distributor has agreed to act as principal underwriter in connection with sales of the shares of the Fund's Class A common stock;

WHEREAS, on May 9, 2008, the Board of Directors authorized the Fund to offer its common stock in a new series designated as the All Cap Value Series and approved an amendment to the Class A Distribution Agreement between the Fund and the Distributor to include the sale of Class A shares of the All Cap Value Series; and

NOW, THEREFORE IT IS BY THE PARTIES HERETO AGREED that the Distribution Agreement is hereby amended to include the Class A shares of the All Cap Value Series effective May 9, 2008.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Distribution Agreement this 18th day of August, 2008.

                                          SECURITY EQUITY FUND

                                          By:
                                                    ----------------------------
                                                    Richard M. Goldman
ATTEST:

By:
          ----------------------------
          Amy J. Lee
                                          SECURITY DISTRIBUTORS, INC.

                                          By:
                                                    ----------------------------
                                                    Mark J. Carr
ATTEST:

By:
          ----------------------------
          Amy J. Lee

                                   SCHEDULE A
                    SERIES WITH A CLASS A DISTRIBUTION PLAN


                                     Equity
                                     Global
                                 Mid Cap Value
                                Small Cap Growth
                                   Select 25
                               Alpha Opportunity
                                Small Cap Value
                                 All Cap Value